UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 15, 2020
Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

              WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices) (Zip Code)

                                         (401) 671-6550

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SUMR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2020, Summer Infant, Inc. (the “Company”) and its subsidiary, Summer Infant (USA), Inc. (“Summer USA”), as borrowers, entered into a Third Amended and Restated Loan and Security Agreement (the “Amended and Restated Loan Agreement”) with Bank of America, N.A., as agent, the financial institutions party to the agreement from time to time as lenders, and certain subsidiaries of the Company as guarantors. The Amended and Restated Loan Agreement provides for (i) a $40 million asset-based revolving credit facility, with a $5 million letter of credit sub-line facility, (ii) a $7.5 million term loan and (iii) a $2.5 million FILO (first-in, last-out) loan.

•	Revolving Credit Facility. The total borrowing capacity under the revolving credit facility is based on a borrowing base, which is generally defined as 85% of eligible receivables plus the lesser of (i) 70% of the value of eligible inventory (subject to certain limitations) or (ii) 85% of the net orderly liquidation value (NOLV) of eligible inventory, less applicable reserves. The scheduled maturity date of loans under the revolving credit facility is October 15, 2025 (subject to customary early termination provisions). Loans under the revolving credit facility bear interest, at the Company’s option, at a base rate or at LIBOR, plus applicable margins based on average quarterly availability. Interest payments are due monthly, payable in arrears. The Company is also required to pay an annual non-use fee on unused amounts under the revolving credit facility, as well as other customary fees as are set forth in the Amended and Restated Loan Agreement. As of October 15, 2020, the applicable margin for base rate loans under the revolving credit facility was 1.25% and for LIBOR rate loans was 2.25%.

•	Term Loan. The principal of the term loan will be repaid, on a quarterly basis, in installments of $375,000, with the first installment to be paid on January 1, 2021, until paid in full on termination and subject to mandatory repayment in certain circumstances. The scheduled maturity date of the term loan is October 15, 2025 or, if earlier, the date the revolving credit facility is terminated. The term loan bears interest, at the Company’s option, at a base rate or at LIBOR, plus applicable margins, and interest payments are due monthly, in arrears. As of October 15, 2020, the applicable margin for term loans at base rate was 2.50% and for term loans at LIBOR rate was 3.50%.

•	FILO Loan. The total borrowing capacity under the FILO loan is the lesser of (i) the then applicable aggregate FILO commitment amount and (ii) a borrowing base, generally defined as a specific percentage of the value of eligible accounts, plus a specified percentage of the value of eligible inventory. The aggregate FILO commitment amount as of October 15, 2020 was $2.5 million, and such amount will be proportionately reduced each quarter until the FILO loan is terminated at maturity on October 15, 2024. There can be no voluntary repayment on the FILO loan as long as there are loans outstanding under the revolving credit facility, unless (i) there is an overadvance under the FILO loan, or (ii) such prepayment is accompanied by a permanent dollar for dollar reduction in the aggregate FILO commitment amount such that, after giving effect to such prepayment and reduction, the outstanding principal amount of the FILO loan is equal to but does not exceed the lesser of (A) the aggregate FILO commitment amount and (B) the FILO borrowing base. The FILO loan bears interest, at the Company’s option, at a base rate or at LIBOR, plus applicable margins, and interest payments are due monthly, in arrears. As of October 15, 2020, the applicable margin for the FILO loan at base rate was 2.5% and for the FILO loan at LIBOR rate was 3.25%.

All obligations under the Amended and Restated Loan Agreement are secured by substantially all the assets of the Company. Summer Infant Canada Limited and Summer Infant Europe Limited, subsidiaries of the Company, are guarantors under the Amended and Restated Loan Agreement. Proceeds from the loans will be used to satisfy existing debt, pay fees and transaction expenses associated with the closing of the Amended and Restated Loan Agreement, pay obligations under the Amended and Restated Loan Agreement, and for lawful corporate purposes, including working capital.

The Amended and Restated Loan Agreement contains customary affirmative and negative covenants. Among other restrictions, the Company is restricted in its ability to incur additional debt, make acquisitions or investments, dispose of assets, or make distributions unless in each case certain conditions are satisfied. Until the term loan and FILO loan have been repaid in full, the Company must maintain a fixed charge coverage ratio at the end of each fiscal month of at least 1.00 to 1.00 for the twelve-month period then ended. After the term loan and FILO loan have been repaid in full, the Company will be required to maintain the fixed charge coverage ratio if availability falls below $5.0 million.

The Amended and Restated Loan Agreement also contains customary events of default, including if the Company fails to comply with any required financial covenants, if there is an event of default under the Company’s PPP loan and the occurrence of a change of control. In the event of a default, all of the obligations of the Company and its subsidiaries under the Amended and Restated Loan Agreement may be declared immediately due and payable. For certain events of default relating to insolvency and receivership, all outstanding obligations become due and payable.

The foregoing description of the Amended and Restated Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Loan Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in Item 1.01, on October 15, 2020, the Company and Summer USA entered into the Amended and Restated Loan Agreement. The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Amended and Restated Loan Agreement is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

10.1	Third Amended and Restated Loan and Security Agreement, dated as of October 15, 2020, among Summer Infant, Inc. and Summer Infant (USA), Inc., as borrowers, the guarantors from time to time party thereto, the financial institutions from time to time party thereto as lenders, and Bank of America, N.A., as agent and security trustee for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: October 16, 2020	By:	/s/ Edmund J. Schwartz
Edmund J. Schwartz
Chief Financial Officer